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                                                              Exhibit 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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Security Capital Corporation:

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 2-91703 (which is also Post-Effective Amendment No. 3 to Registration Statement No. 2-82443) on Form S-8 of our report dated December 6, 1996, appearing in this annual report on Form 10-K of Security Capital Corporation for the year ended September 30, 1996.




DELOITTE & TOUCHE LLP
Houston, Texas
January 10, 1997